UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2009 (May 17, 2009)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	333-141714 (Commission File No.)	98-0505100 (I.R.S. Employer Identification Number)
400 Interpace Parkway Building A Parsippany, NJ 07054 (Address of principal executive office)

Registrant’s telephone number, including area code  (973) 939-1000

N/A

(Former name or former address if changed since last
report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

The Company would like to clarify certain comments attributed to Jeff Clarke, the Company’s President and Chief Executive Officer, made at the World Travel & Tourism Council summit held in Brazil and reported in an article in the UK-based newspaper, The Independent, on May 17, 2009.  The Company would like to clarify that it is not moving its global headquarters to London.  As previously announced, the Company has determined to consolidate certain of its corporate financial and human resources functions into its UK-based GDS headquarters to more closely align these activities with the Company’s GDS and GTA operations which are headquartered in London.  Other than such finance and human resource functions, the Company is not making any other changes with respect to its global headquarters, including the Company’s core decision-making functions, at this time.

The Company would also like to clarify that, as a privately-held company, it continually explores, prepares for and evaluates possible corporate transactions to ensure it has the most efficient and effective capital structure and to maximize the value of the enterprise.  As previously announced, the Company will not rule out any corporate transaction, including an initial public offering, that could benefit the Company and its stakeholders.  No assurance can be given with respect to the timing, likelihood or effect of any possible corporate transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Chief Administrative Officer and General Counsel

Date: May 18, 2009